UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

(713) 730-7026
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2026, Barnwell Industries, Inc., a Delaware corporation (the “Company” or “Vendor”), entered into a Share Purchase and Sale Agreement (the “Purchase Agreement”) with 2798913 Alberta Ltd., an Alberta corporation (the “Purchaser”). Under the Purchase Agreement, the Company has agreed to sell its Canadian oil and natural gas business to the Purchaser (the “Transaction”), on the terms and subject to the conditions described below. All dollar amounts in this Current Report are in Canadian dollars (“C$”) unless otherwise noted. Capitalized terms used but not defined in this Current Report have the meanings given to them in the Purchase Agreement. The Company's Board of Directors determined the transaction is in the best interests of the Company and the Board of Directors is recommending that the Company's shareholders vote in favor of the transaction.

Pre-Closing Reorganization; Purchased Securities

The Company owns all of the issued and outstanding shares of Barnwell of Canada Limited LLC (“Barnwell Canada”) and Octavian Oil Ltd., an Alberta corporation (“Octavian”). Before the Closing, the Company is expected to complete a pre-closing reorganization (the “Pre-Closing Reorganization”) in which (i) Barnwell Canada and Octavian would amalgamate to form an Alberta corporation named “Barnwell of Canada, Limited” (the “Corporation”), (ii) certain assets, consisting of Barnwell Canada’s shares of Barnwell Hawaiian Properties, Inc. and its excess cash and near-cash assets (the “Retained Assets”), would be transferred to the Company, and (iii) the Corporation would issue the Company a non-interest bearing demand promissory note in the principal amount of C$8,750,000 (the “Vendor Promissory Note”).

At the Closing, the Purchaser would acquire all of the issued and outstanding shares of the Corporation (the “Corporation Shares”) and the Company would assign the Vendor Promissory Note to the Purchaser.

Purchase Price

The base purchase price is C$9,000,000 (the “Base Purchase Price”). It consists of (i) cash consideration of C$4,000,000 (the “Cash Consideration”) and (ii) the 5% Royalty described below, valued at C$5,000,000. The Base Purchase Price would be increased or decreased by the Working Capital Difference (Closing Working Capital minus Target Working Capital of C$0) and reduced by the Indebtedness Amount. The Base Purchase Price is allocated C$8,750,000 to the Vendor Promissory Note and C$250,000 to the Corporation Shares. All adjustments would be allocated to the Corporation Shares.

The Purchase Price is subject to adjustment as more particularly described in the Purchase Agreement, including customary post-closing adjustments for Closing Working Capital and Indebtedness, both defined terms in the Purchase Agreement, with final adjustments set out in a statement delivered within 60 days after Closing and unresolved disputes referred to KPMG LLP.

5% Royalty and Call Right

At the Closing, the Corporation would grant a 5% gross overriding royalty (the “5% Royalty”) to a newly formed, wholly owned Alberta subsidiary of the Company (the “Vendor Subsidiary”) under a 5% GORR Agreement. The 5% Royalty would apply to the Corporation’s interest in all future wells drilled on the Petroleum and Natural Gas Rights within, upon or under the Lands. The 5% Royalty is subject to a Call Agreement. Under the Call Agreement, an affiliate of the Purchaser to be incorporated before the Closing (the “Call Affiliate”) may purchase the 5% Royalty for C$5,000,000 at any time after the Closing, with no downward reduction in call purchase price for any and all royalties received pursuant to the gross overriding royalty.

Deposit

At signing, the Purchaser paid a deposit of C$1,000,000 (the “Deposit”) to an escrow agent (the “Escrow Agent”), to be held in escrow pursuant to the terms of the Purchase Agreement and a deposit escrow agreement. At the Closing, the Deposit would be released to the Company and credited against the Purchase Price. If the Company terminates the Purchase Agreement because of an uncured breach by the Purchaser, the Deposit would be paid to the Company. If the Purchaser terminates the Purchase Agreement because of an uncured breach by the Company, the Deposit would be returned to the Purchaser. See "Termination; Break Fee" and "Fiduciary Out; No Shop" sections herein.

Canadian Withholding Tax

If the Company does not deliver a certificate under Section 116 of the Income Tax Act (Canada), the Purchaser would withhold 25% of the Withholding Subject Amount (being C$250,000, subject to adjustments) and place it with the Escrow Agent under the Withholding Tax Escrow Agreement (which will be entered into by the Company, the Purchaser and the Escrow Agent at Closing).

Representations, Warranties and Covenants

The parties have given customary representations, warranties and covenants and agreed to use commercially reasonable efforts to complete the Transaction; until Closing, the Company would cause the Corporation to operate in the ordinary course, subject to customary restrictions on material expenditures, claims, encumbrances, equity issuances, indebtedness, derivatives and tax elections.

Stockholder Approval

The Transaction may constitute a sale of all or substantially all of the Company’s property and assets under Section 271 of the Delaware General Corporation Law (the “DGCL”). Accordingly, the Closing is conditioned on approval of the Transaction, through the sale of the Corporation Shares, by the holders of a majority of the outstanding shares of the Company’s common stock (the “Vendor Approval”). This condition cannot be waived without the Purchaser’s consent.

Conditions to Closing

Closing is subject to key conditions, including Vendor Approval, completion of the Pre-Closing Reorganization, required Governmental Approvals, no injunction or other legal restraint, accuracy of the parties’ representations and warranties, performance of their covenants, and no material adverse effect.

The Closing would take place five Business Days after the closing conditions are satisfied or waived, but no later than January 18, 2027 (the “Outside Date”).

Termination; Break Fee

The Purchase Agreement may be terminated: (i) by mutual consent; (ii) by the Company, if the Purchaser breaches the Purchase Agreement and does not cure the breach within 30 days; (iii) by the Purchaser, if the Company breaches the Purchase Agreement and does not cure the breach within 30 days; (iv) by either party, if a final, non-appealable order or legal restraint prohibits the Transaction, or if the Closing has not occurred by the Outside Date; or (v) by the Company, prior to receipt of the Vendor Approval, if the Board of Directors resolves to effect a Change in Recommendation or to authorize entry into a definitive agreement in respect of a Superior Proposal (each as defined in the Purchase Agreement), in each case subject to compliance with the non-solicitation and matching-right provisions described below, payment of the Break Fee and return of the Deposit.

The Company must pay the Purchaser a break fee of C$500,000 (the “Break Fee”) within 10 Business Days after termination, and return the Deposit, if the Purchase Agreement is terminated because (i) the Vendor Approval is not obtained or, (ii) the Company fails to satisfy the closing conditions as a result of its Willful Breach of its covenants. If the Purchase Agreement is terminated because the Board of Directors makes a change of recommendation or enters into a definitive agreement with respect to a Superior Proposal, the Company must pay the Purchaser the Break Fee and return the Deposit concurrent with such termination. The Deposit and the Break Fee are liquidated damages and are the maximum aggregate amount payable on termination, except in the case of Willful Breach. See "Fiduciary Out; No Shop" section herein.

Fiduciary Out; No-Shop

The Purchase Agreement contains customary non-solicitation (or “no-shop”) provisions prohibiting the Company and its representatives from soliciting or facilitating any third-party proposal to acquire the Corporation Shares or substantially all of the Corporation’s assets (an “Alternative Proposal”). Prior to receipt of the Vendor Approval, the Company may nonetheless furnish information and engage in discussions regarding an unsolicited, bona fide written Alternative Proposal that the Board of Directors determines in good faith, after consultation with its legal and financial advisors, constitutes or would reasonably be expected to lead to a Superior Proposal, subject to a customary confidentiality agreement.

The Company must notify the Purchaser of any Alternative Proposal promptly orally and, in any event, in writing within twenty-four hours of receipt. Prior to the Vendor Approval, the Board may change its recommendation or the Company may terminate the Purchase Agreement to accept a Superior Proposal only after giving the Purchaser at least five Business Days’ prior written notice and negotiating in good faith regarding any revisions proposed by the Purchaser, with a new five Business Day matching period applicable to each successive material amendment to the Superior Proposal. On any such termination, the Company must pay the Break Fee and return the Deposit, which would be the Purchaser’s sole and exclusive remedy.

Survival and Indemnification

The Purchase Agreement contains customary indemnification provisions. Subject to certain exceptions, the Company’s representations and warranties survive for 12 months following closing, and the Company’s indemnification obligations for breaches of representations and warranties are subject to a deductible of C$2,000,000 and a cap equal to 50% of the Purchase Price. The deductible and cap do not apply to certain tax matters, including pre-closing taxes, taxes arising from the Pre-Closing Reorganization and compliance with section 116 of the Income Tax Act (Canada).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements regarding the Transaction, including its expected timing, the Pre-Closing Reorganization, Vendor Approval, purchase price adjustments, the 5% Royalty and Call Agreement, and Canadian tax matters. These statements are based on current expectations and are subject to risks and uncertainties, including failure to obtain approvals or satisfy closing conditions, termination of the Purchase Agreement, purchase price adjustments, withholding taxes, indemnification claims, the value of the 5% Royalty, and other risks described in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no obligation to update them except as required by law.

There can be no assurance that the Transaction will be completed on the terms described herein, on the anticipated timeline, or at all. If the Transaction is not completed, the Company will not realize the anticipated benefits of the Transaction.

Item 7.01	Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the entry into the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase and Sale Agreement, dated as of October 5, 2026, between Barnwell Industries, Inc. and 2798913 Alberta Ltd.
99.1	Press release dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally to the U.S. Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2026

BARNWELL INDUSTRIES, INC.

By:	/s/ Philip F. Patman, Jr.
	Name:	Philip F. Patman, Jr.
	Title:	Chief Financial Officer and Treasurer